UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32609 (Commission File Number)	52-2277366 (IRS Employer Identification No.)

100 Overlook Center, Princeton, New Jersey 08540

(Address of principal executive offices)(Zip Code)

(609) 514-0300

(Registrant’s telephone number, including area code)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification No.)

7101 Muirkirk Road
Beltsville, Maryland 20705

(Address of principal executive offices)(Zip Code)

(301) 470-3366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective October 11, 2011, Mark C. Kelly, age 51, was appointed principal accounting officer of Rockwood Holdings, Inc. and its subsidiary, Rockwood Specialties Group, Inc.  Mr. Kelly will report to Robert J. Zatta, our Senior Vice President and Chief Financial Officer.

Mr. Kelly, who will serve as the Vice President Corporate Finance of Rockwood Holdings, Inc. and Rockwood Specialties Group, Inc., joined Rockwood from Bristol-Myers Squibb Company, a biopharmaceutical company, where he worked for the past seven years, most recently as Vice President, Finance, Reporting and Productivity.  Prior to that, Mr. Kelly held various finance positions of increasing responsibilities with DaimlerChrysler Corporation, and, before that, with Deloitte & Touche LLP.

Mr. Kelly received a Bachelor of Science degree in accounting from the University of Utah and an M.B.A. in Business Administration from Michigan State University.  He also is a Certified Public Accountant in the States of New Jersey and Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/Michael W. Valente
Name:	Michael W. Valente
Title:	Assistant Secretary

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/Michael W. Valente
Name:	Michael W. Valente
Title:	Assistant Secretary

Dated October 13, 2011